EXHIBIT 99.3
NORDSON CORPORATION, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
As at and for the year ended October 31, 2006
On November 16, 2006, Nordson Corporation (“Nordson”) signed a purchase agreement to acquire Dage Holdings Limited and its subsidiaries (“Dage”). The acquisition closed on December 14, 2006 following regulatory approval as well as completion of customary closing conditions. The purchase consideration was approximately $230 million, subject to adjustment (the “Dage acquisition”).
The following unaudited pro forma condensed combined financial information as at and for the year ended October 31, 2006 has been derived by application of pro forma adjustments to audited historical consolidated financial statements included elsewhere in this filing or previously filed with the Securities and Exchange Commission. The unaudited pro forma condensed combined income statement for the year ended October 31, 2006 gives effect to the Dage acquisition as if it had occurred on November 1, 2005. The unaudited pro forma condensed combined balance sheet as at October 31, 2006 gives effect to the Dage acquisition as if it had occurred on October 31, 2006.
Nordson has a fiscal year end of October 31st, whereas, Dage has a fiscal year-end of April 30th. In order to prepare the unaudited pro forma condensed combined statement of income for the year ended October 31, 2006, Dage’s operating results have been aligned to conform to those of Nordson’s fiscal year end. This was done utilizing Dage’s historical financial statements as at and for the year ended April 30, 2006 and Dage’s historical unaudited financial statements as at and for the six-month periods ended October 31, 2005 and October 31, 2006.
The historical financial information of Dage has been prepared in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”) and is presented in pounds sterling. For the purposes of presenting the unaudited pro forma condensed combined financial information as at and for the year ended October 31, 2006 the financial information of Dage has been adjusted to conform with US GAAP and translated into US dollars as described within Note 4. The reconciliation between US GAAP as applied by Nordson and UK GAAP as applied by Dage as at and for the year ended October 31, 2006 is based on management’s review of Dage’s summary of significant accounting policies disclosed in the latter’s historical consolidated financial statements. Further review of Dage’s accounting policies and financial statements may result in required revisions to Dage’s policies and classifications to conform to Nordson’s US GAAP accounting policies.
In addition, certain historical balances of Dage have been reclassified to conform to the pro forma combined presentation. Management expects that there could be additional reclassifications upon further review of Dage’s accounting policies and financial statements.
The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (i) directly attributable to the Dage acquisition, and (ii) factually supportable. With respect to the unaudited pro forma condensed combined income statement, only the pro forma events expected to have a continuing impact on the combined results are included. The pro forma condensed combined income statement excludes certain non-recurring items relating to the impact on cost of sales of the increase in fair value of inventory. The pro forma adjustments are described in the notes accompanying the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and certain assumptions which management believes are reasonable.
The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting as described in SFAS No. 141 “Business Combinations”, to account for the Dage acquisition. Accordingly, management has adjusted the historical consolidated financial information to give effect to the consideration issued in connection with the Dage acquisition. In the unaudited pro forma condensed combined financial information, Nordson’s cost to acquire Dage has been allocated to the assets acquired and the liabilities assumed based upon management’s preliminary estimate of their respective fair values as at the date of the Dage acquisition. Any difference between the fair value of the consideration and the fair value of the assets acquired and liabilities assumed has been recorded as goodwill. The purchase price allocation adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary, have been made solely for the purpose of preparing this unaudited pro forma condensed combined financial information and are subject to revision based upon final calculations and the resolution of purchase price adjustments pursuant to the purchase agreement as additional information becomes available. The final allocation of the purchase price in the Dage

NORDSON CORPORATION, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
As at and for the year ended October 31, 2006
acquisition will be determined at a later date and will depend on a number of factors, including the final valuation of the tangible and identifiable intangible assets acquired and liabilities assumed in the acquisition. An independent third-party appraiser has performed a preliminary valuation of these assets as at the closing date of the acquisition, and upon a final valuation the purchase price will be adjusted. Such final adjustments, including increases to depreciation and amortization resulting from the allocation of purchase price to amortizable tangible and intangible assets, may be material. This valuation will be based on the actual net tangible and intangible assets and liabilities that existed as at the closing date of the Dage acquisition.
As a result of the acquisition, Dage will be wholly-owned by Nordson with assets, liabilities and an equity structure that will not be comparable to historical periods.
The unaudited pro forma condensed combined financial information does not include the impacts of any revenue, cost or other operating synergies that may result from the Dage acquisition or any related restructuring costs.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent what the results of operations and financial condition would have been had the Dage acquisition actually occurred as at the dates indicated, nor does it project the results of operations for any future period or the financial condition at any future date.
The unaudited pro forma condensed combined financial information should be read in conjunction with Nordson’s historical consolidated financial statements and related notes thereto, Risk Factors, Selected Historical Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Nordson’s Annual Report on Form 10-K for the year ended October 31, 2006 which have been previously filed with the Securities and Exchange, and the audited historical consolidated financial statements of Dage for the year ended April 30, 2006 and the unaudited historical consolidated financial statements of Dage for the six months ended October 31, 2006 included elsewhere in this filing.

Unaudited Pro Forma Condensed Combined Balance Sheet
As at October 31, 2006
(in US dollars in thousands)

		Dage			Nordson
	Nordson	Holdings			Corporation
	Corporation	Limited	Pro Forma		Combined
	Historical	Historical	Adjustments		Pro Forma
		(unaudited)	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	48,859	3,001	(42,052	)(a)	9,808
Marketable securities	9	—	—		9
Receivables — net	190,459	17,484	—		207,943
Inventories — net	83,688	14,258	7,722	(g)	105,668
Deferred income taxes	19,287	2,411	—		21,698
Prepaid expenses	5,002	1,053	—		6,055

Total current assets	347,304	38,207	(34,330)		351,181

Property, plant and equipment — net	105,415	2,486	1,036	(d)	108,937
Goodwill — net	331,915	14,163	188,843	(f)	534,920
Intangible assets — net	8,806	107	42,053	(e)	50,966
Deferred income taxes	9,961	—	(9,961	)(j)	—
Other assets	19,489	—	—		19,489

TOTAL ASSETS	822,890	54,962	187,641		1,065,493

Liabilities and shareholders’ equity
Current liabilities:
Notes Payable	15,898	9,363	188,293	(a)	213,554
Accounts Payable	38,680	4,508	—		43,188
Income taxes payable	10,951	2,173	—		13,124
Accrued liabilities	106,842	17,463	—		124,305
Customer advance payments	10,015	32	—		10,047
Current maturities of long-term debt	54,290	14,195	—		68,485
Current obligations under capital leases	4,649	—	—		4,649

Total current liabilities	241,325	47,734	188,293		477,352

Long-term debt	47,130	—	—		47,130
Obligations under capital leases	5,071	—	—		5,071
Pension and retirement obligations.	43,022	1,333	193	(h)	44,548
Deferred income taxes	—	(175)	5,225	(j)	5,050
Other liabilities	55,814	—	—		55,814

Shareholders’ equity:
Common shares	12,253	473	(473	)(i)	12,253
Capital in excess of stated value	210,690	3,590	(3,590	)(i)	210,690
Capital redemption reserve	—	130	(130	)(i)	—
Retained earnings	681,018	3,206	(3,206	)(i)	681,018
Accumulated other comprehensive loss	(12,518)	(1,329)	1,329	(i)	(12,518)
Common shares in treasury, at cost	(460,915)	—	—		(460,915)
Deferred stock-based compensation	—	—	—		—

Total shareholders’ equity	430,528	6,069	(6,069)		430,528

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	822,890	54,962	187,641		1,065,493

Unaudited Pro Forma Condensed Combined Statement of Income
For the year ended October 31, 2006
(in US dollars in thousands except for per share amounts)

		Dage			Nordson
	Nordson	Holdings			Corporation
	Corporation	Limited	Pro Forma		Combined
	Historical	Historical	Adjustments		Pro Forma
		(unaudited)	(unaudited)		(unaudited)

Net Sales	892,221	57,552	—		949,773

Operating costs and expenses:
Cost of Sales	379,800	25,514	614	(d)	405,928
Selling and administrative expenses	362,179	22,165	2,343	(d)/(e)/(h)	386,687
Severance and restructuring costs	2,627	—	—		2,627

	744,606	47,680	2,874		795,159

Operating profit	147,615	9,872			157,487

Other income/(expense):
Interest expense	(12,017)	(1,486)	(10,686	)(b)	(24,189)
Interest and investment income	1,867	125	(2,140	)(c)	(148)
Other — net	(1,031)	—	—		(1,031)

	(11,181)	(1,361)	(12,825)		(25,368)

Income before income taxes	136,434	8,511	(15,699)		129,246

Income tax provision:
Current	39,719	3,159	(5,499	)(k)	37,379
Deferred	(952)	(614)	—		(1,566)

	38,767	2,544	(5,499)		35,812

Income from continuing operations	97,667	5,967	(10,200)		93,434

Average common shares	33,365				33,365
Incremental common shares attributable to outstanding stock options, nonvested stock and deferred stock-based compensation	815				815

Average common shares and common share equivalents	34,180				34,180

Basic earnings per share from continuing operations	$2.93				$2.80

Diluted earnings per share from continuing operations	$2.86				$2.73

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in US dollars in thousands except for per share amounts)

(1)	Sources and Uses of Funds

Set forth below are the estimated sources and uses of funds reflected in the Dage acquisition.

Sources	US$’000	Uses	US$’000
Existing revolving credit facility	188,293	Cash Price	229,573
Cash	42,052	Transaction Fees	772	(a)

Total Sources	230,345	Total Uses	230,345

(a)	Transaction fees include an estimated accrual of $345,000 in respect of fees that have not yet been billed.

(2)	Purchase Price

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary as noted in the introduction above. The actual purchase price will be determined once the actual contractual closing adjustment and the actual transaction-related costs of Nordson have been determined. The following is a preliminary estimate of the purchase price of Dage:

US$’000
Cash paid	229,573
Transaction fees	772

Total estimated preliminary purchase price	230,345

Under the purchase price method of accounting, the total estimated purchase price as shown in the table above is allocated to the fair value of assets and liabilities acquired, including identifiable intangible assets, based on a preliminary independent valuation analysis with the residual being recorded as goodwill. The allocation of the preliminary purchase price on a pro forma basis and the estimated useful lives associated with these assets is as follows:

	Fair Value
	US$’000	Useful economic life
Customer Relationships	14,910	15 years
Trademarks/Tradenames	9,650	Indefinite
Domain name	20	Indefinite
Technology	17,580	10 — 15 years
Property, plant and equipment	3,522	2 — 15 years
Inventory	21,980	Not applicable
Pension liability	(1,526)	Not applicable
Other assets/liabilities	(23,878)	Not applicable
Deferred tax liability on acquisition	(15,186)	Not applicable
Goodwill	203,273	Indefinite

Total purchase price	230,345

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in US dollars in thousands except for per share amounts)
Below is a summary of the pro forma fair value adjustments arising on the preliminary purchase price allocation:

US$’000

Purchase price adjustment:
Historical carrying value of net assets (b)	5,801
Fair value adjustment for intangible assets not subject to amortization	9,563
Fair value adjustment for intangible assets subject to amortization	32,490
Fair value adjustment for property, plant and equipment	1,036
Fair value adjustment for inventory	7,722
Fair value adjustment for pension liability	(193)
Net increase in goodwill	189,110
Net deferred tax liability on fair value adjustments	(15,186)

230,345

(b)	Management believes the historical carrying amounts approximate fair value for these items except for intangible assets, property, plant and equipment and inventory.
The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of our tangible and identifiable intangible assets acquired and liabilities assumed. An independent third-party appraiser has performed a preliminary valuation of these assets and upon a final valuation, the purchase price allocation will be adjusted. Such final adjustments, including increases to depreciation and amortization resulting from the allocation of purchase price to amortizable tangible and intangible assets, may be material.
(3)	Pro Forma Adjustments
a.	Reflects existing cash and cash equivalents used to fund the Dage acquisition.

b.	Reflects the increased interest as at October 31, 2006 on the debt being incurred to finance the acquisition described in footnote 1 above. Interest expense on the revolving credit facility of $188,293 was estimated at $10,686 for the year using an interest rate of 5.675%, the interest rate on the revolving credit facility on the date of the drawdown. A 1/8% change in the interest rate on our pro forma indebtedness would change pro forma interest expense by approximately $235. The unaudited pro forma condensed combined statement of income does not assume reduction in interest based on anticipated principal repayments.

c.	Records interest income of $2,140 lost as a result of the liquidation of cash and cash equivalents of $42,052 assuming a current yield of 5.088%.

d.	Records the book value of Dage’s property, plant and equipment at its preliminary estimated value.

				Estimated
	Historical	Preliminary	Increase	Useful	Annual
	Amount, net	Fair Value	(Decrease)	Life (in years)	Depreciation
	US$’000	US$’000			US$’000
Land and buildings	40	966	926	9 — 15	87
Plant and Machinery	2,446	2,556	111	2 — 15	614

Total pro forma adjustments			1,036		700

Depreciation expense has been calculated using a straight-line method over the estimated useful life.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in US dollars in thousands except for per share amounts)
e.	Records identifiable intangible assets at their preliminary estimated fair values.

		Preliminary		Estimated
	Historical	Fair	Increase	Useful	Annual
	Amount, net	Value	(Decrease)	Life (in years)	Amortization
	US$’000	US$’000			US$’000
Trademarks/Tradenames	107	9,650	9,543	Indefinite	—
Customer relationships		14,910	14,910	15	994
Domain name		20	20	Indefinite	—
Technology — Bond Testers		14,880	14,880	15	992
Technology — X-Ray		2700	2,700	10	270

Total pro forma adjustments			42,053		2,256

Fair values for technology, trademarks, domain name and customer relationships have been estimated using the income approach. Amortization expense has been calculated using the straight-line method over the estimated useful life.

f.	Eliminates goodwill recorded in the historical financial statements of Dage and records the preliminary fair value of goodwill resulting from the pro forma allocation of the purchase price. Goodwill resulting from the acquisition is not amortized. It will be assessed for impairment at least annually in accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets.

g.	Records the fair value of inventory. The pro forma condensed combined income statement excludes the impact on cost of sales of the increase in fair value of inventory as this is a non-recurring item.

h.	Records the fair value of the defined benefit pension plan on the balance sheet and eliminates the annual amortization of actuarial losses in the income statement.

i.	Eliminates Dage’s historical shareholders’ equity.

j.	Records the net deferred tax liability related to the step up in the fair values of assets acquired (including identifiable intangible assets) and liabilities assumed and reclassifies net non-current deferred tax assets recorded in Nordson’s historical financial statements:

US$’000
Increase in value of property, plant and equipment	1,036
Increase in value of inventory	7,722
Increase in value of pension liability	(193)
Increase in value of trademarks	9,543
Fair value of other identifiable intangible assets	32,510

50,619
UK statutory tax rate	30.0%

Net deferred tax liabilities resulting from purchase price allocation	15,186
Reclass of non-current deferred tax asset	(9,961)

Total pro forma adjustment	5,225

k.	Reflects the federal and state income tax effect of the pro forma adjustments. Income tax effects have been calculated using a statutory tax rate of 35% for adjustments originating in the US and 30% for adjustments originating in the UK. The pro forma combined tax expense does not reflect the amounts that would have resulted had Nordson and Dage filed consolidated income tax returns during the period presented.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in US dollars in thousands except for per share amounts)
(4)	UK GAAP to US GAAP adjustments
The following tables show a reconciliation of the historical profit and loss account and balance sheet of Dage for the unaudited period ended October 31, 2006, prepared in accordance with UK GAAP and in pounds sterling, to the statement of income and balance sheet prepared in accordance with US GAAP and in U.S. Dollars included in the unaudited pro forma combined condensed financial information.
The UK GAAP to US GAAP adjustments represent the significant adjustments that are required to present the financial position and operations of Dage under US GAAP (in thousands). This should be read in conjunction with “Note 27 — Summary of significant differences between UK GAAP and US GAAP” of the audited financial statements of Dage Holdings Limited for the year ended April 30, 2006 and “Note 10 — Summary of Significant differences between UK GAAP and US GAAP” of the unaudited financial statements of Dage Holdings Limited for the six months ended October 31, 2006 included elsewhere in this filing.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in US dollars in thousands except for per share amounts)

									Dage Holdings
	Dage Holdings Limited		Adjustment 2:		Adjustment 4:		Dage Holdings Limited as		Limited as at
	as at Oct 31, 2006 UK	Adjustment 1:	Goodwill	Adjustment 3:	Compensated	Adjustment 6:	at Oct 31, 2006 US GAAP	Currency	Oct 31, 2006 US GAAP
	GAAP (£ ’000)	Pensions	amortisation	Derivatives	absences	Reclassification	(£’000)	translation	($’000)
Assets
Current assets:
Cash and cash equivalents	1,573						1,573	0.5242	3,001
Marketable securities	—						—	0.5242	—
Receivables — net	9,165						9,165	0.5242	17,484
Inventories — net	7,360					114	7,474	0.5242	14,258
Deferred income taxes	1,264						1,264	0.5242	2,411
Prepaid expenses	552						552	0.5242	1,053

Total current assets	19,914	—	—	—	—	114	20,028	0.5242	38,207

Property, plant and equipment — net	1,303						1,303	0.5242	2,486
Goodwill — net	5,082		2,342				7,424	0.5242	14,163
Intangible assets — net	56						56	0.5242	107
Deferred income taxes	—						—	0.5242	—
Other assets	—						—	0.5242	—

TOTAL ASSETS	26,355	—	2,342	—	—	114	28,811	0.5242	54,962

Liabilities and shareholders’ equity
Current liabilities:
Notes Payable	4,908						4,908	0.5242	9,363
Accounts Payable	2,363						2,363	0.5242	4,508
Income taxes payable	1,139						1,139	0.5242	2,173
Accrued liabilities	8,994			71	89		9,154	0.5242	17,463
Customer advance payments	17						17	0.5242	32
Current maturities of long-term debt	7,441						7,441	0.5242	14,195
Current obligations under capital leases	—						—	0.5242	—

Total current liabilities	24,862	—	—	71	89	—	25,022	0.5242	47,734

Long-term debt							—	0.5242	—
Obligations under capital leases							—	0.5242	—
Pension and retirement obligations	560	139					699	0.5242	1,333
Deferred Income Tax	191	(234)		(21)	(27)		(91)	0.5242	(175)
Other liabilities							—	0.5242	—

Shareholders’ equity:
Common shares	248						248	0.5242	473
Capital in excess of stated value	1,882						1,882	0.5242	3,590
Capital Redemption Reserve	68						68	0.5242	130
Retained earnings	(968)	304	2,342	(50)	(62)	114	1,680	0.5242	3,206
Accumulated other comprehensive loss	(488)	(209)					(697)	0.5242	(1,329)
Common shares in treasury, at cost							—	0.5242	—
Deferred stock-based compensation							—	0.5242	—

Total shareholders’ equity	742	95	2,342	(50)	(62)	114	3,182	0.5242	6,070

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	26,355	—	2,342	—	—	114	28,811	0.5242	54,963

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in US dollars in thousands except for per share amounts)

	Dage Holdings						Dage Holdings		Dage Holdings
	Limited for the						Limited for the		Limited for the
	year ending October		Adjustment 2:		Adjustment 4:		year ending October		year ending October
	31, 2006 UK GAAP	Adjustment 1:	Goodwill	Adjustment 3:	Compensated	Adjustment 6:	31, 2006 US GAAP	Currency	31, 2006 US GAAP
	(£’000)	Pensions	amortisation	Derivatives	absences	Reclassification	(£’000)	translation	($’000)

Sales	31,832						31,832	0.5531	57,552

Operating costs and expenses:
Cost of Sales	14,489				11	(388)	14,112	0.5531	25,514
Selling and administrative expenses	12,108	83	(468)	71	78	388	12,260	0.5531	22,165
Severance and restructuring costs	—						—	0.5531	—

	26,597	83	(468)	71	89	—	26,372	0.5531	47,680

Operating profit	5,235	(83)	468	(71)	(89)	—	5,460	0.5531	9,872

Other income/(expense):
Interest expense	(822)						(822)	0.5531	(1,486)
Interest and investment income	69						69	0.5531	125
Other — net							—	0.5531	—

	(753)	—	—	—	—	—	(753)	0.5531	(1,361)

Income from continuing operations before income taxes	4,482	(83)	468	(71)	(89)	—	4,707	0.5531	8,511

Income tax provision:
Current	1,747						1,747	0.5531	3,159
Deferred	(267)	(25)		(21)	(27)		(340)	0.5531	(614)

	1,480	(25)		(21)	(27)	—	1,407	0.5531	2,544

Income from continuing operations	3,002	(58)	468	(50)	(62)	—	3,300	0.5531	5,967

(1)	Adjustment to recognize a minimum pension liability under US GAAP and to amortize actuarial gains and losses through the income statement over the expected remaining working lives of participating employees.

(2)	Adjustment to reinstate amortization of goodwill incurred from November 1, 2001.

(3)	Adjustment to recognize the fair value of forward contracts held by Dage. Changes in fair value are recognized in the income statement.

(4)	Adjustment to accrue for earned and unpaid vacation for Dage employees under US GAAP.

(5)	Adjustments to reclassify commission expense of £1.6 million from cost of sales to selling and administrative expenses and to reclassify certain manufacturing expenses amounting to £1.2 million from selling and administrative expenses to cost of sales (with a net impact on inventory of £0.1 million) in order to align to Nordson’s accounting policies.

(6)	The balance sheet is converted to U.S. Dollars using the closing rate as at October 31, 2006 of $1:£0.5242. The income statement is converted to U.S. Dollars using the average exchange rate for the period presented of $1: £0.5531.